Western New England Bancorp. Inc. - 8-K

Exhibit 10.1

EXecution Version

SUBORDINATED NOTE PURCHASE AGREEMENT

This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of April 20, 2021, and is made by and among Western New England Bancorp, Inc. (“Issuer”), and each of the noteholders named on Schedule I hereto (each a “Noteholder” and together, the “Noteholders”). Capitalized terms that are not otherwise defined shall have the meanings set forth in Section 1 hereof.

RECITALS:

WHEREAS, Issuer is a Massachusetts corporation and registered savings and loan holding company under the Bank Holding Company Act of 1956, as amended, headquartered in Westfield, Massachusetts and the parent company of Westfield Bank (the “Bank”), a federally-chartered savings bank;

WHEREAS, Issuer wishes to sell unsecured subordinated notes up to $20,000,000 in aggregate principal amount in substantially the form attached to this Agreement as Exhibit A (individually, a “Subordinated Note” and collectively, the “Subordinated Notes”), which aggregate amount is intended to qualify as Tier 2 Capital (as defined herein);

WHEREAS, Issuer has engaged Griffin Financial Group LLC, as its exclusive placement agent (“Placement Agent”) for the offering of the Subordinated Notes;

WHEREAS, Issuer and each Noteholder is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission under the Securities Act;

WHEREAS, each Noteholder is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act, or a “qualified institutional buyer” (each, a “QIB”) as such term is defined in Rule 144A promulgated under the Securities Act; and

WHEREAS, each Noteholder, severally and not jointly, wishes to purchase from Issuer a Subordinated Note in the principal amount set forth next to its name in Schedule I attached hereto (the “Subordinated Note Amount”) in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Notes.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT:

1.        DEFINITIONS.

1.1. Defined Terms. The following capitalized terms generally used in this Agreement and in the Subordinated Notes have the meanings herein defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.

“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates.

“Agreement” has the meaning set forth in the preamble hereto.

“Anti-Money Laundering Laws” has the meaning set forth in Section 4.6.10.

“Bank” has the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the Commonwealth of Massachusetts are generally authorized or required by law or executive order to be closed.

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” means April 20, 2021.

“Disbursement” has the meaning set forth in Section 3.1.

“Economic Sanctions” has the meaning set forth in Section 4.6.11.3.

“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants, options or other rights to purchase any of the foregoing.

“Event of Default” has the meaning set forth in the Subordinated Notes.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency with jurisdiction over Issuer or the Bank.

“Governmental Licenses” has the meaning set forth in Section 4.3.

“Government Lists” has the meaning set forth in Section 4.6.11.1.

“Hazardous Materials” means oil, flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, and toxic or hazardous substances, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws.

“Hazardous Materials Claims” has the meaning set forth in Section 4.6.4.

“Hazardous Materials Laws” means any laws, regulations, permits or licenses pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state laws, orders and regulations.

“Indebtedness” means and includes: (i) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of Issuer or any Subsidiary of Issuer; and (ii) all obligations secured by any lien in property owned by Issuer or any Subsidiary of Issuer whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of business of Issuer or the Bank (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by Issuer or the Bank and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.

“Issuer” has the meaning set forth in the preamble hereto and shall include any successor to Issuer by merger.

“Issuer’s Liabilities” means Issuer’s obligations under this Agreement and the Subordinated Notes.

“Issuer’s Reports” means the consolidated audited financial statements of the Issuer at and for the year ended December 31, 2020.

“Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.

“Material Adverse Effect” means, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial position, results of operations, business or prospects of such Person and its Subsidiaries, taken as a whole, or (ii) would materially impair the ability of any Person to perform its respective obligations under this Agreement or the Subordinated Notes, or otherwise materially impede the consummation of the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (1) changes after the date of this Agreement in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (2) changes after the date of this Agreement in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions in the United States or their market prices generally and not specifically related to Issuer or the Noteholders, (4) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, declarations of any national or global epidemic, pandemic or disease outbreak (including the COVID-19 virus), or the material worsening of such conditions threatened or existing as of the date of this Agreement, (5) direct effects of compliance with this Agreement on the operating performance of Issuer or Noteholders, including expenses incurred by Issuer or the Noteholders in consummating the transactions contemplated by this Agreement, and (6) the effects of any action or omission taken by Issuer with the prior written consent of the Noteholders, and vice versa, or as otherwise contemplated by this Agreement and the Subordinated Notes; except to the extent that the effects of such changes in the foregoing (1) through (4) disproportionately affect such Person and its Subsidiaries, to the extent applicable, taken as a whole.

“Maturity Date” means May 1, 2031.

“Noteholder” or “Noteholders” has the meaning set forth in the preamble hereto.

“OFAC” has the meaning set forth in Section 4.6.11.1.

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

“Placement Agent” has the meaning set forth in the Recitals.

“Property” means any real property owned or leased by Issuer or any Affiliate or Subsidiary of Issuer.

“Securities Act” has the meaning set forth in the Recitals.

“Subordinated Note” or “Subordinated Notes” has the meaning set forth in the Recitals, as amended, restated, supplemented or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Note.

“Subordinated Note Amount” has the meaning set forth in the Recitals.

“Subsidiary” means with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.

“Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

“Tax Returns” means any return, declaration or other report (including elections, declarations, schedules, estimates and information returns) with respect to any Taxes.

“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. Part 217, as amended, modified and supplemented and in effect from time to time or any replacement thereof, without giving effect to the applicability to the Issuer of the Small Bank Holding Company and Savings and Loan Holding Company Policy Statement, as set forth at 12 C.F.R. Part 225, Appendix C, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

“USA PATRIOT Act” has the meaning set forth in Section 4.6.10.

1.2. Interpretations. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof,” “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to eastern time unless otherwise specifically provided. All references to the Agreement and Subordinated Notes shall be deemed to be to such documents as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (a) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (b) if such defined term refers to a document, instrument or agreement, then it shall also include any replacement, extension or other modification thereof.

2.        SUBORDINATED DEBT.

2.1. General Matters.

2.1.1. Certain Terms. Subject to the terms and conditions herein contained, Issuer agrees to issue and sell to the Noteholders, and the Noteholders agree, severally and not jointly, to purchase from Issuer a Subordinated Note in an amount equal to the Subordinated Note Amount on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement and the Subordinated Notes. The Subordinated Note Amount shall be disbursed in accordance with Section 3.1. The Subordinated Notes shall bear interest per annum as set forth in the Subordinated Notes. The unpaid principal balance of the Subordinated Notes plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of (i) acceleration by the Noteholders in accordance with the terms of the Subordinated Notes or (ii) Issuer’s delivery of a notice of redemption or repayment in accordance with the terms of the Subordinated Notes.

2.1.2. Subordination. The Subordinated Notes shall be subordinated in accordance with the subordination provisions set forth therein.

2.2. Maturity Date. On the Maturity Date, all sums due and owing under this Agreement and the Subordinated Notes shall be repaid in full. Issuer acknowledges and agrees that each Noteholder has not made any commitments, either express or implied, to extend the terms of the Subordinated Notes past their Maturity Date, and shall not extend such terms beyond the Maturity Date unless Issuer and the Noteholders hereafter specifically otherwise agree in writing, each in their sole and absolute discretion.

2.3. Unsecured Obligations; No Sinking Fund. The obligations of Issuer to the Noteholders under the Subordinated Notes shall be unsecured. The Subordinated Notes shall not have the benefit of a sinking fund.

2.4. The Closing. The execution and delivery of this Agreement and Subordinated Notes (the “Closing”) shall occur at the offices of Issuer at 10:00 a.m. (local time) on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree.

2.5. Payments.

2.5.1. Issuer agrees that matters concerning prepayments, payments and application of payments shall be as set forth in this Agreement and in the Subordinated Notes.

2.5.2. Issuer, with prior written notice to the Noteholders, shall have the right to appoint a payment agent in order to make any payments due pursuant to this Agreement and the Subordinated Notes; provided that the Issuer shall obtain the consent of the Noteholders with respect to any payment agent it appoints that is not an FDIC-insured institution.

2.5.3. Subject to Section 3 of the Subordinated Notes, all payments received by the Noteholders from or on behalf of Issuer shall be applied first to amounts due to Noteholders to reimburse any costs and expenses of the Noteholders of enforcing any provision of the Subordinated Notes, second to accrued interest under the Subordinated Notes, and third to principal amounts outstanding under the Subordinated Notes; provided, however, that after the date on which the final payment of principal with respect to the Subordinated Notes is due or following and during any Event of Default (or any event which, with the passage of time, the giving or notice or both could become an Event of Default), all payments received on account of Issuer’s Liabilities shall be applied in whatever order, combination and amounts as the Noteholders, in their sole and absolute discretion, decide, to all costs, expenses and other indebtedness owing to the Noteholders, subject to Section 3 of the Subordinated Notes. The Noteholders shall notify Issuer in writing of the application of any such funds received within five (5) Business Days of such application, but any failure to so notify Issuer shall not reduce Issuer’s obligations hereunder or under the Subordinated Notes.

2.6. Right of Offset. Each Noteholder hereby expressly waives any right of offset it may have against Issuer.

3.        DISBURSEMENT.

3.1. Disbursement. At the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by Issuer and Issuer has executed and delivered or caused to be executed and delivered to each Noteholder this Agreement and a Subordinated Note and any other related documents, certificates and opinions, each in form and substance reasonably satisfactory to the Noteholders, and each Noteholder shall disburse the Subordinated Note Amount to Issuer in exchange for a Subordinated Note (the “Disbursement”).

3.2. Conditions Precedent to Disbursement. In conjunction with and as additional (but independent) supporting evidence for certain of the covenants, representations and warranties made by Issuer herein, prior to and as a condition of the Disbursement, Issuer shall deliver or cause to be delivered to each Noteholder or otherwise satisfy each of the following:

3.2.1. Transaction Documents. This Agreement and a Subordinated Note.

3.2.2. Officer’s Certificate. A certificate of an officer of Issuer certifying: (i) Issuer’s Restated Articles of Organization as in effect at the time of the Closing; (ii) Issuer’s Amended and Restated Bylaws as in effect at the time of the Closing; (iii) resolutions approved by the Issuer’s Board of Directors authorizing the transactions contemplated hereby; and (iv) a certificate of good standing of the Issuer issued by the Commonwealth of Massachusetts Department of State.

3.2.3. Incumbency Certificate. An incumbency certificate of the Secretary of Issuer certifying the names of the officer or officers of Issuer authorized to sign this Agreement, the Subordinated Notes and the other documents provided for in this Agreement, together with a sample of the true signature of each such officer. Noteholders may conclusively rely on such certificate until formally advised by a like certificate of any changes therein.

3.2.4. Legal Opinion. A legal opinion of Issuer’s counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Noteholders.

3.2.5. Issuer’s Reports. Issuer shall have delivered to the Noteholders copies of the Issuer’s Reports. To the extent that the Issuer’s Reports are publicly available online, such Issuer’s Reports shall be deemed to have been delivered to the Noteholders.

3.2.6. Other Documents. Such other certificates, affidavits, schedules, resolutions, opinions, notes and/or other documents which are provided for hereunder or as the Noteholders may reasonably request.

4.        REPRESENTATIONS AND WARRANTIES OF ISSUER.

Issuer hereby represents and warrants to the Noteholders as follows:

4.1. Organization and Authority.

4.1.1. Organization Matters.

4.1.1.1.         Issuer is duly organized as a corporation, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Issuer has full corporate power and authority to carry on its business as now conducted. Issuer is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect on Issuer. Issuer is duly registered as a savings and loan holding company under the Bank Holding Company Act of 1956, as amended. The Restated Articles of Organization and the Amended and Restated Bylaws of Issuer, copies of which have been made available to the Noteholders, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

4.1.1.2.         The Bank is duly chartered as a federally-chartered savings bank. The deposit accounts of the Bank are insured by the FDIC to the fullest extent permitted by law. Neither Issuer nor the Bank has received any notice or other information indicating that the Bank is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred which could reasonably be expected to adversely affect the status of the Bank as an FDIC-insured institution.

4.1.2. Subsidiaries. The Bank is a Subsidiary of Issuer. Each Subsidiary of Issuer is validly existing and in good standing under the laws of its jurisdiction of organization, and each Subsidiary has all requisite power and authority, corporate or otherwise, and possesses all material licenses necessary, to conduct its business and own its properties as presently conducted.

4.2. No Impediment to Transactions.

4.2.1. Transaction is Legal and Authorized. The issuance of the Subordinated Notes, the borrowing of the Subordinated Note Amount, the execution of this Agreement and the Subordinated Notes, and the performance by Issuer of its obligations under this Agreement and the Subordinated Notes are within the corporate and other powers of Issuer. This Agreement and the Subordinated Notes have been duly authorized, executed and delivered, and, assuming due authorization, execution and delivery by the other parties thereto, are the legal, valid and binding obligations of Issuer, enforceable in accordance with their terms.

4.2.2. No Defaults or Restrictions. Neither the execution and delivery of this Agreement or the Subordinated Notes nor compliance with their terms and conditions will (a) violate, conflict with or result in a breach of, or constitute a default under: (i) the Restated Articles of Organization, or the Amended and Restated Bylaws of Issuer or any Subsidiary of Issuer; (ii) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which Issuer or any Subsidiary of Issuer is now a party or by which any of them or any of their properties may be bound or affected; (iii) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency; or (iv) any statute, rule or regulation applicable to Issuer, except, in the case of items (ii), (iii) or (iv), for such violations and conflicts that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Issuer, or (b) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Issuer or any Subsidiary of Issuer. None of Issuer or any Subsidiary of Issuer is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or other agreement or instrument to which Issuer or any Subsidiary of Issuer is a party or by which Issuer or any such Subsidiary or their respective properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Issuer.

4.2.3. Governmental Consent. Other than those required under the securities or blue sky laws of the various states, no governmental orders, permissions, consents, approvals or authorizations are required to be obtained by Issuer that have not been obtained, and no registrations or declarations are required to be filed by Issuer that have not been filed in connection with, or, in contemplation of the execution and delivery of, and performance under, this Agreement and the Subordinated Notes.

4.2.4. No Prohibition by Regulators. Issuer has not received notice, nor is it aware, of any order, action, suit, proceeding or proclamation of any entity having regulatory authority over its business operations, including any Governmental Agency, that would preclude the actions contemplated by this Agreement or would be violated by Issuer’s entry into this Agreement and delivery of the Subordinated Notes.

4.2.5. No Integration. Neither Issuer nor any Affiliate of Issuer has, prior to the date of this Agreement, made any sale or offer for sale, or solicited any offer to buy, or otherwise negotiated in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Subordinated Notes in a manner that would require the registration under the Securities Act of the sale of the Subordinated Notes to the Noteholders.

4.3. Possession of Licenses and Permits. Issuer and each of its Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by it except where the failure to possess such Governmental Licenses would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Issuer; each of Issuer and its Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect on Issuer; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on Issuer; and neither Issuer nor any Subsidiary of Issuer has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

4.4. Financial Condition.

4.4.1. Issuer Financial Statements. The consolidated financial statements of Issuer included in the Issuer’s Reports (i) have been prepared from, and are in accordance with, the books and records of Issuer; and (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of Issuer, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount). The consolidated audited financial statements of Issuer included in the Issuer’s Reports have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Issuer have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements. Issuer does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the December 31, 2020 consolidated balance sheet of Issuer (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2020 or in connection with this Agreement and the transactions contemplated hereby.

4.4.2. Absence of Default. Since December 31, 2020, no event has occurred that either of itself or with the lapse of time or the giving of notice or both, would give any creditor of Issuer the right to accelerate the maturity of any Indebtedness of Issuer. Issuer is not in default under any other lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which would reasonably be expected to result in a Material Adverse Effect on Issuer.

4.4.3. Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, Issuer has capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature. No transfer of property is being made and no indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Issuer or any Subsidiary of Issuer.

4.5. No Material Adverse Change. Since December 31, 2020, there has been no development or event which has had or would reasonably be expected to have a Material Adverse Effect on Issuer or any Subsidiary of Issuer.

4.6. Legal Matters.

4.6.1. Compliance with Law. Issuer and each of its Subsidiaries (i) have complied with and (ii) to Issuer’s knowledge, are not under investigation with respect to, and have not been threatened to be charged with or given any notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where any such failure to comply or violation would not reasonably be expected to have a Material Adverse Effect on Issuer or any such Subsidiary. Issuer and each of its Subsidiaries is in compliance with, and at all times since December 31, 2020, has been in compliance with, (x) all statutes, rules, regulations, orders and restrictions of any domestic government, or any Governmental Agency, applicable to it, and (y) its own privacy policies and written commitments to customers, consumers and employees, concerning data protection, the privacy and security of personal data, and the nonpublic personal information of its customers, consumers and employees, in each case except where the failure to comply would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect on Issuer, and at no time during the two years immediately prior to the date hereof has Issuer or any of its Subsidiaries received any written notice asserting any such noncompliance with any of the foregoing.

4.6.2. Regulatory Enforcement Actions. None of Issuer, any Subsidiary of Issuer, or any of their respective officers or directors is now operating under any restrictions, agreements, memoranda, or commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are, to Issuer’s knowledge, (a) any such restrictions threatened or (b) any agreements, memoranda or commitments being sought by any Governmental Agency.

4.6.3. Pending Litigation. There are no actions, suits, proceedings or written agreements pending, or, to Issuer’s knowledge, threatened or proposed, against Issuer or any Subsidiary of Issuer at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, would reasonably be expected to affect the issuance or payment of the Subordinated Notes; and none of Issuer or any Subsidiary of Issuer is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that either separately or in the aggregate, will have a Material Adverse Effect on the Issuer.

4.6.4. Environmental. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Issuer: (i) no Property is or, to Issuer’s knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal or transportation of any Hazardous Materials, and neither Issuer nor any Subsidiary of Issuer has engaged in such activities; (ii) each Property, and Issuer and each such Subsidiary, are in compliance with all Hazardous Materials Laws; and (iii) there are no claims or actions (“Hazardous Materials Claims”) pending or, to Issuer’s knowledge, threatened against Issuer or any such Subsidiary or any Property by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law.

4.6.5. Brokerage Commissions. Neither Issuer nor any Subsidiary of Issuer is obligated to pay any brokerage commission or finder’s fee to any Person in connection with the transactions contemplated by this Agreement except to Placement Agent.

4.6.6. Offering of Securities; No Registration. Neither Issuer nor any Person acting on its behalf has taken any action that would subject the offering, issuance or sale of the Subordinated Notes to the registration requirements of the Securities Act. Neither Issuer nor any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Subordinated Notes pursuant to the transactions contemplated by hereunder and thereunder. Assuming that the representations of the Noteholders contained in this Agreement are true and correct, it is not necessary in connection with the offer, sale and delivery of the Subordinated Notes to each Noteholder to register the Subordinated Notes under the Securities Act.

4.6.7. Taxes. Issuer and its Subsidiaries have filed all Tax Returns that they were required to file under applicable laws and regulations, other than Tax Returns that are not yet due or for which a request for extension was filed. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by and Issuer and its Subsidiaries (whether or not shown on any Tax Return) have been paid other than Taxes that have been reserved or accrued on the balance sheet of Issuer and which Issuer is contesting in good faith.

4.6.8. Title to Property. Issuer and its Subsidiaries have good and sufficient title to their respective property except for assets sold or otherwise disposed of in the ordinary course of Issuer’s business. All material Leases are valid and subsisting and are in full force and effect in all material respects.

4.6.9. Use of Proceeds. Issuer will use the proceeds from the sale of the Subordinated Notes for general corporate purposes. The use of such proceeds does not and will not violate Section 7 of the Exchange of Act of 1934, as amended, or any regulations issued pursuant thereto.

4.6.10. Anti-Money Laundering. Issuer and its Subsidiaries are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, including as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “USA PATRIOT Act”) and the rules and regulations thereunder and any other applicable anti-money laundering statute, rule, or regulation (the “Anti-Money Laundering Laws”). Issuer and its Subsidiaries have established compliance programs to ensure compliance with the requirements of the Anti-Money Laundering Laws. There is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the best knowledge of Issuer and its Subsidiaries, threatened regarding the compliance by Issuer and its Subsidiaries with any applicable anti-money laundering statue, rule or regulation.

4.6.11. Compliance with Economic Sanctions.

4.6.11.1       Neither Issuer nor any of its Subsidiaries is acting or has acted at any time, directly or indirectly, on behalf of any persons or entities whose name appears on the Annex to the Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or are included on any relevant lists maintained by the Office of Foreign Assets Control (“OFAC”) of U.S. Department of Treasury, including the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, and the Sectoral Sanctions Identifications List, and any similar list maintained by the U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time (such lists, collectively, the “Government Lists”).

4.6.11.2       Neither Issuer nor any of its Subsidiaries engages, or has engaged, in business activities or transactions with or for the benefit of any persons or countries subject to any sanctions administered by OFAC, including any persons in Cuba, Iran, Sudan, Syria or North Korea, or any person on any relevant lists maintained by OFAC, the U.S. Department of State or other U.S. government agencies, including the Government Lists.

4.6.11.3       The operations of Issuer and its Subsidiaries are not in contravention of, and since January 1, 2018 have not violated, any applicable economic sanctions laws, including laws administered and enforced by the U.S. government or pursuant to the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Comprehensive Iran Sanctions, Accountability, and Divestment Act, the National Defense Authorization Act for Fiscal Year 2012, the National Defense Authorization Act for Fiscal Year 2013, the Iran Threat Reduction and Syria Human Rights Act of 2012, the Iran Freedom and Counter-Proliferation Act of 2012, Executive Order 13660 of March 6, 2014, Executive Order 13661 of March 17, 2014, Executive Order 13662 of March 20, 2014, and any executive order or regulations issued pursuant to any of the foregoing (collectively, “Economic Sanctions”). No proceeding before any government authority involving Issuer or its Subsidiaries with respect to Economic Sanctions is pending or, to Issuer’s knowledge, is threatened, nor have there been any such proceedings within the past five years.

4.7. Internal Controls. Issuer and each of its material Subsidiaries have established and maintain a system of internal control over financial reporting that pertains to the maintenance of records that accurately and fairly reflect the transactions of and dispositions of assets by Issuer (on a consolidated basis), that provides reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that Issuer’s and the Bank’s receipts and expenditures and receipts and expenditures of each of Issuer’s other material Subsidiaries are being made only in accordance with authorizations of Issuer management and its Board of Directors, and provides reasonable assurance regarding prevention or timely detection of the unauthorized acquisition, use or disposition of assets of Issuer on a consolidated basis that would reasonably be expected to have a Material Adverse Effect on Issuer. Issuer has no knowledge of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect its ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting.

4.8. Issuer Status.

4.8.1. Investment Company Act. Issuer is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.8.2. Foreign Qualifications. Each of Issuer and the Subsidiaries of Issuer is duly qualified as a foreign corporation to transact business and is each in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to result in any Material Adverse Effect on Issuer and the other Subsidiaries of Issuer, considered as one enterprise.

4.9. Representations and Warranties Generally. All representations, warranties, covenants and agreements made in this Agreement or in any certificate or other document delivered to the Noteholders by or on behalf of Issuer pursuant to or in connection with this Agreement shall be deemed to have been relied upon by the Noteholders and, furthermore, shall continue in full force and effect as long as there remains unperformed any obligations to the Noteholders hereunder or under the Subordinated Notes. The representations and warranties of Issuer set forth in this Agreement, or in any other agreement entered into by Issuer pursuant to the requirements of this Agreement, are true and correct as of the date hereof and as otherwise specifically provided herein or therein.

4.10. No Misstatement. No information, exhibit, report, schedule or document, when viewed together as a whole, furnished by Issuer to the Noteholders in connection with the negotiation, execution or performance of this Agreement or the funding of the Subordinated Notes contains any untrue statement of a material fact, or omits to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to the Noteholders and as of the Closing Date.

5.        GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.

Issuer hereby further covenants and agrees with each Noteholder as follows, for as long as there remains unperformed any obligations to the Noteholders hereunder or under the Subordinated Notes:

5.1. Compliance with Transaction Documents. Issuer shall comply with, observe and timely perform each and every one of the covenants, agreements and obligations under this Agreement and the Subordinated Notes.

5.2. Affiliate Transactions. Issuer shall not itself, nor shall it cause, permit or allow any of its Subsidiaries to enter into any transaction, including, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Issuer except in the ordinary course of business and pursuant to the reasonable requirements of Issuer’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to Issuer or such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate. Notwithstanding the foregoing, nothing herein shall restrict the Issuer from providing capital or financial support or serving as a source of strength to the Bank.

5.3. Compliance with Laws.

5.3.1. Generally. Issuer shall comply and cause each Subsidiary of Issuer to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of their respective businesses and the ownership of their respective properties, except, in each case, where such noncompliance would not reasonably be expected to have a Material Adverse Effect on Issuer or such Subsidiary.

5.3.2. Regulated Activities. Issuer shall not itself, nor shall it cause, permit or allow any Subsidiary of Issuer to engage in any business or activity that is not permitted by all applicable laws and regulations, except, in each case, where such noncompliance would not reasonably be expected to have a Material Adverse Effect on Issuer or such Subsidiary.

5.3.3. Taxes. Issuer shall, and shall cause each Subsidiary of Issuer to, promptly pay and discharge all taxes, assessments and other governmental charges imposed upon Issuer or any such Subsidiary or upon the income, profits, or property of Issuer or any such Subsidiary and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of Issuer or any such Subsidiary. Notwithstanding the foregoing, none of Issuer or any Subsidiary of Issuer shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of Issuer and such other Subsidiary.

5.3.4. Corporate Existence. Issuer shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of all Subsidiaries of Issuer and its and their rights and franchises, and comply in all material respects with all related laws applicable to Issuer or such Subsidiaries; provided, however, that Issuer may consummate a merger in which (i) Issuer is the surviving entity or (ii) if Issuer is not the surviving entity, the surviving entity assumes, by operation of law or otherwise, all of the obligations of Issuer under the Subordinated Notes.

5.4. Tier 2 Capital. If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital under the risk-based capital rules of the Federal Reserve as in effect as of the date of this Agreement, other than due to the limitation imposed on the capital treatment of subordinated debt during the five years immediately preceding the Maturity Date of the Subordinated Notes, Issuer will immediately notify the Noteholders, and thereafter Issuer and the Noteholders will work together in good faith for 30 days to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital.

5.5. Insurance. At its sole cost and expense, Issuer shall maintain, and shall cause each Subsidiary to maintain, bonds and insurance to such extent, covering such risks as is required by law, or as is usual and customary for owners of similar businesses and properties in the same general area in which Issuer or any of its Subsidiaries operate. All such bonds and policies of insurance shall be in a form, in an amount and with issuers/insurers recognized as adequate by prudent businesspersons.

5.6. Event of Default. Issuer shall provide notice of any Event of Default promptly after the occurrence thereof to the Noteholders, so long as delivery of such notice is not prohibited by applicable laws and regulations.

5.7. Dividends, Payments, and Guarantees During Event of Default. During the continuance of an Event of Default, Issuer shall not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Issuer’s capital stock, (b) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of Issuer that rank equal with or junior to the Subordinated Notes, or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Issuer’s common stock, (ii) any declaration of a noncash dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (iii) as a result of a reclassification of Issuer’s capital stock or the exchange or conversion of one class or series of Issuer’s capital stock for another class or series of Issuer’s capital stock, (iv) the purchase of fractional interests in shares of Issuer’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (v) purchases of any class of Issuer’s common stock related to the issuance of common stock or rights under any benefit plans for Issuer’s directors, officers or employees or any of Issuer’s dividend reinvestment plans.

5.8. Annual Reporting. Issuer shall furnish and deliver or cause to be furnished and delivered to the Noteholders within the later of 90 days after the close of each fiscal year of Issuer or the completion of the audit of Issuer’s financial statements, or within such further time as the Noteholders may permit, consolidated and consolidating audited financial statements for Issuer and its Subsidiaries, including a balance sheet and related profit and loss statement, prepared in accordance with GAAP consistently applied throughout the periods reflected therein. Such financial statements shall be accompanied by the unqualified opinion of Issuers’ accountant or other independent certified public accountants reasonably acceptable to the Noteholders.

5.10. No Control. It is the intent of the parties to this Agreement that in no event shall any of the Noteholders, by reason of this Agreement or the Subordinated Notes, be deemed to control, directly or indirectly, Issuer, and the Noteholders shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Issuer.

6.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE NOTEHOLDERS.

Each Noteholder hereby represents and warrants to Issuer, severally and not jointly, as follows:

6.1. Legal Power and Authority. It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and, assuming that the representations and warranties of Issuer contained in this Agreement are true and correct, to consummate the transactions contemplated hereby. It is an entity validly existing under the laws its jurisdiction of organization.

6.2. The Agreement. This Agreement has been duly and validly authorized, executed and delivered by it.

6.3. No Conflicts. Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under (i) its organizational documents, (ii) any agreement to which it is a party, (iii) any law applicable to it, or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting it; except, in the case of items (ii), (iii) or (iv), for such violations and conflicts that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Noteholder.

6.4. Accredited Investor; QIB. It is and will be on the Closing Date either: (i) an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act or (ii) a QIB.

6.5. Purchase for Own Account. It is purchasing the Subordinated Note(s) for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto.

6.6. Financial and Business Sophistication. It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Subordinated Notes. It has relied solely upon its own knowledge of and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in, or lend money as evidenced by, the Subordinated Notes.

6.7. Private Placement; No Registration of Securities. It understands and acknowledges that the Subordinated Notes are being sold by Issuer without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in, respectively, Rule 506 of Regulation D promulgated under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, or any state securities laws, and accordingly, may be resold, pledged or otherwise transferred only if exemptions from the Securities Act and applicable state securities laws are available to it. It further understands and acknowledges that Issuer will not be obligated in the future to register the Subordinated Notes under the Securities Act, the Securities Exchange Act of 1934, as amended, or under any state securities laws. Neither the Placement Agent nor Issuer has made or is making any representation, warranty or covenant, express or implied, as to any applicable state securities laws for the resale, pledge or other transfer of the Subordinated Notes, or that the Subordinated Note(s) purchased by the Noteholder will ever be able to be lawfully resold, pledged or otherwise transferred.

6.8. Ability to Bear Economic Risk of Investment/Loan. It recognizes that an investment in, or a loan made pursuant to the purchase of, the Subordinated Notes involves substantial risk. It has the ability to bear the economic risk of the prospective investment in, or loan made pursuant to the purchase of, the Subordinated Notes, including the ability to hold the Subordinated Notes indefinitely, and further including the ability to bear a complete loss of all of its investment or loan.

6.9. No Offering Memorandum. It acknowledges that: (i) it is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Notes were registered under the Securities Act, nor is it being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Subordinated Notes; (ii) it has conducted its own examination of Issuer, the Subsidiaries of Issuer and the terms of the Subordinated Notes to the extent it deems necessary to make its decision to invest in the Subordinated Notes; and (iii) it has availed itself of public access to financial and other information concerning Issuer and its Subsidiaries to the extent it deems necessary to make its decision to purchase the Subordinated Notes.

6.10. Information. It acknowledges that it and its advisors have been furnished with all materials relating to the business, finances and operations of Issuer and its Subsidiaries that have been requested of it or its advisors and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of Issuer concerning the terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.

6.11. Investment/Lending Decision. It has made its own investment/lending decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other person or entity, including the Placement Agent. Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on Issuer’s representations and warranties contained herein. It is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of Issuer, including, without limitation, the Placement Agent, except for the express statements, representations and warranties of Issuer made or contained in this Agreement. Furthermore, it acknowledges that (i) the Placement Agent has not performed any due diligence review on behalf of it and (ii) nothing in this Agreement or any other materials presented by or on behalf of Issuer to it in connection with the purchase of the Subordinated Notes constitutes legal, tax or investment advice.

6.12. Placement Agent. It will purchase the Subordinated Note(s) directly from Issuer and not from the Placement Agent and understands that neither the Placement Agent nor any other broker or dealer has any obligation to make a market in the Subordinated Notes.

6.13. Accuracy of Representations. It understands that each of the Placement Agent and Issuer will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement, and agrees that if any of the representations or acknowledgments made by it are no longer accurate as of the Closing Date, or if any of the agreements made by it are breached on or prior to the Closing Date, it shall promptly notify the Placement Agent and Issuer.

6.14. Reliance by Issuer. The Noteholders acknowledge and agree that Issuer and, for purposes of the legal opinion to be delivered to the Noteholders pursuant to Section 3.2.4, counsel for Issuer, may rely upon the accuracy of the representations and warranties of the Noteholders, and compliance by each Noteholder with its agreements contained in this Section 6, and the Noteholders hereby consent to such reliance.

7.        MISCELLANEOUS.

7.1. Prohibition on Assignment. Issuer may not assign, transfer or delegate any of its rights under this Agreement or the Subordinated Notes without the prior written consent of the Noteholders.

7.2. Waiver or Amendment. No waiver or amendment of any term, provision, condition, covenant or agreement contained in this Agreement, the Subordinated Notes, or in any Other Subordinated Note Purchase Agreement shall be effective except with the consent of the holders of not less than a majority in aggregate principal amount (excluding any Subordinated Notes held by Issuer or any of parent corporations or subsidiaries) of the Subordinated Notes at the time outstanding; provided, however, that any amendment to this Section 7.2 and any amendment that would decrease the rate of interest applicable to the Subordinated Notes, change the Maturity Date or the date of any interest payment due on the Subordinated Notes, change the priority of the Subordinated Notes as to the right to payment, or change the currency in which the principal of and interest on the Subordinated Notes is to be paid shall only be effective with the consent of the holders of all of the Subordinated Notes then outstanding. No failure to exercise or delay in exercising, by a Noteholder or any holder of the Subordinated Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on Issuer in any case shall, in itself, entitle Issuer to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Noteholder to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by Noteholder to or of any breach or default by Issuer in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Issuer hereunder. Failure on the part of Noteholder to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Noteholder of its rights hereunder or impair any rights, powers or remedies on account of any breach or default by Issuer.

7.3. Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

7.4. Usury; Revival of Liabilities. All agreements between Issuer and the Noteholders (including, without limitation, this Agreement and the Subordinated Notes) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Noteholders exceed the highest lawful rate of interest permissible under the laws of the State of New York. If the Noteholders shall ever receive as interest an amount which would be deemed unlawful, such interest shall be applied to the payment of the principal of the Subordinated Note (whether or not then due and payable) and not to the payment of interest. To the extent that the Noteholders receive any payment on account of Issuer’s Liabilities and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment(s) or proceeds received, Issuer’s Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by the Noteholders and applied on account of Issuer’s Liabilities; provided, however, if the Noteholders successfully contest any such invalidation, declaration, set aside, subordination or other order to pay any such payment and/or proceeds to any third party, the revived Issuer’s Liabilities shall be deemed satisfied.

7.5. Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a nationally recognized commercial courier (such as Federal Express), addressed:

If to Issuer:	Western New England Bancorp, Inc. 141 Elm Street Westfield, MA 01085 Attn: James C. Hagan, President & CEO
With a copy to (which shall not constitute notice):	Hogan Lovells Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 Attn: Richard Schaberg, Esq. Phone: 202.637.5671
If to the Noteholder:	At the Noteholder’s address as set forth on Schedule I

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice, provided that no change in address shall be effective until seven Business Days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed or if sent by overnight courier as aforesaid, the date of actual receipt.

7.6. Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective successors and assigns except that, unless the Noteholder consents in writing, no assignment made by Issuer in violation of this Agreement shall be effective or confer any rights on any purported assignee of Issuer.

7.7. No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of the Noteholder, shall be deemed to make the Noteholder a partner or joint venturer with Issuer.

7.8. Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to the Noteholder shall be in form and substance satisfactory to the Noteholder.

7.9. Entire Agreement. This Agreement and the Subordinated Notes along with the exhibits thereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement or in the Subordinated Notes.

7.10. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its laws or principles of conflict of laws that would result in the application of the laws of another jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of a federal or state court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in any such court, and (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. Each of the parties hereto waives any defense or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. To the extent permitted by applicable law, any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7.5. Nothing in this Section 7.10, however, shall affect the right of any party to serve legal process in any other manner permitted by law. Nothing herein shall be deemed to limit any rights, powers or privileges which Noteholder may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof, and nothing herein shall be deemed to make unlawful any transaction or conduct by the Noteholder which is lawful pursuant to, or which is permitted by, any of the foregoing.

7.11. No Third Party Beneficiary. This Agreement is made for the sole benefit of Issuer and each Noteholder, and no other person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder; provided, that the Placement Agent may rely on the representations and warranties contained herein to the same extent as if it were a party to this Agreement.

7.12. Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

7.13. Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.14. Knowledge; Discretion. All references herein to the Noteholder’s or Issuer’s knowledge shall be deemed to mean the actual knowledge of such party. All references herein to Issuer’s knowledge shall be deemed to refer to the actual knowledge of the President and the Executive Vice President of Issuer and each Subsidiary of Issuer. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by the Noteholder, to the making of a determination or designation by the Noteholder, to the application of the Noteholder’s discretion or opinion, to the granting or withholding of the Noteholder’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to the Noteholder, or otherwise involving the decision making of the Noteholder, shall be deemed to mean that such the Noteholder shall decide using the reasonable discretion or judgment of a prudent lender.

7.15. Waiver Of Right To Jury Trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ISSUER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT OR THE SUBORDINATED NOTES, OR ANY OTHER STATEMENTS OR ACTIONS OF ISSUER OR THE NOTEHOLDERS. ISSUER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL. ISSUER FURTHER ACKNOWLEDGES THAT (a) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (b) THIS WAIVER HAS BEEN REVIEWED BY ISSUER AND ISSUER’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR NOTEHOLDER TO ENTER INTO THIS AGREEMENT AND THE SUBORDINATED NOTES AND (c) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

7.16. Legal Reimbursement. If any attorney is engaged by the Noteholders to enforce or defend any provision of the Subordinated Note or this Agreement as a consequence of any Event of Default or material breach of any of the representations, warranties or covenants made by the Issuer in this Agreement, with or without the filing of any legal action or proceeding, then Issuer shall pay to the Noteholders immediately upon demand all reasonable attorneys’ fees and expenses, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys’ fees and expenses had been added to the principal.

7.17. Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing for a period of one year after the date hereof. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative, other than those which by their terms are to be performed in whole or in part prior to or on the Closing Date, which shall terminate as of the Closing Date.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Subordinated Note Purchase Agreement to be executed by their duly authorized representatives as of the date first above written.

ISSUER:

WESTERN NEW ENGLAND BANCORP, INC.

By:
	Name:	James C. Hagan
	Title:	President & CEO

[Issuer Signature Page to Note Purchase Agreement]

Execution Version

EXHIBIT A

Form of Subordinated Note

SUBORDINATED NOTE

WESTERN NEW ENGLAND BANCORP, INC.

4.875% Fixed-to-Floating Rate Subordinated Note due May 1, 2031

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE “FDIC”) OR ANY OTHER GOVERNMENT AGENCY OR FUND.

THIS OBLIGATION IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO THE OBLIGATIONS OF ISSUER TO ITS GENERAL AND SECURED CREDITORS AND IS UNSECURED. IT IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY WESTERN NEW ENGLAND BANCORP, INC. (“ISSUER”) OR ANY OF ITS SUBSIDIARIES.

THIS NOTE MAY BE SOLD ONLY IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS NOTE IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SUBORDINATED NOTE PURCHASE AGREEMENT, DATED AS OF APRIL 20, 2021, BETWEEN ISSUER AND THE NOTEHOLDERS REFERRED TO THEREIN (THE “AGREEMENT”), A COPY OF WHICH IS ON FILE WITH ISSUER. THE NOTE REPRESENTED BY THIS INSTRUMENT MAY NOT BE TRANSFERRED OR EXERCISED EXCEPT IN COMPLIANCE WITH THE AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH THE AGREEMENT WILL BE VOID.

THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS NOTE IN A DENOMINATION OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS NOTE.

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY WITHIN THE MEANING OF THE REGULATIONS OF 29 C.F.R. SECTION 2510.3-101 AS MODIFIED BY SECTION 3(42) OF ERISA, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING SUCH SUBORDINATED NOTE OR ANY INTEREST HEREIN.

THIS SUBORDINATED NOTE IS NOT A DEPOSIT AND IT IS NOT INSURED
BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR FUND.

Certificate Number D-_____

$____________	April 20, 2021

Western New England Bancorp, Inc.
4.875% Fixed-to-Floating Rate Subordinated Note due May 1, 2031

1. Payment.

(a) Western New England Bancorp, Inc., a Massachusetts corporation and registered savings and loan holding company under the Bank Holding Company Act of 1956, as amended, headquartered in Westfield, Massachusetts (“Issuer”), for value received, hereby promises to pay to ______________, or its registered assigns (the “Noteholder”), the principal sum of _________________ Dollars (U.S.) ($______,000), plus accrued but unpaid interest, on May 1, 2031 (the “Maturity Date”) and to pay interest on such principal amount (i) from and including the original issue date of April 20, 2021 to but excluding May 1, 2026 or the earlier redemption date contemplated by Section 7 of this Note, at the rate of 4.875% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable quarterly in arrears on May 1, August 1, November 1 and February 1 of each year (each, a “Fixed Interest Payment Date”), beginning August 1, 2021 and (ii) from and including May 1, 2026 to but excluding the Maturity Date or the earlier redemption date contemplated by Section 7 of this Note, at a floating interest rate per annum, reset quarterly, equal to the benchmark rate, which is the 90-Day Average SOFR (as defined below), plus 412 basis points determined on the Determination Date (as defined below) of the applicable interest period, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears (each quarterly period a “Floating Interest Rate Period”) on May 1, August 1, November 1 and February 1 of each year (each, a “Floating Interest Payment Date”).

(b) An “Interest Payment Date” is either a Fixed Interest Payment Date or a Floating Interest Payment Date, as applicable.

(c) “90-Day Average SOFR” means, with respect to any Floating Interest Rate Period, the most recent 90-Day Average Secured Overnight Financing Rate for U.S. dollar denominated loans and derivatives that is published by the Federal Reserve Bank of New York, as the administrator of the benchmark rate (or a successor administrator), on the Federal Reserve Bank of New York’s website; provided, however, that if the 90-Day Average SOFR or Alternative Rate, as defined below, is less than 0% then the 90-Day Average SOFR or Alternative Rate shall be deemed to be 0%.

(d) Notwithstanding the foregoing: if at any time while any Subordinated Notes are outstanding, the Issuer determines on the applicable Determination Date that the 90-Day Average SOFR has been discontinued, the Issuer will use, for each Determination Date, the substitute or successor reference rate for the 90-Day Average SOFR that has been selected by a central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) and whose use is consistent with then-accepted market practice for debt obligations such as the Subordinated Notes (the “Alternative Rate”) and may determine what business day convention to use, the definition of business day, the reference rate determination date to be used and any other relevant methodology for calculating such substitute or successor reference rate, including any adjustment factor needed to make such Alternative Rate comparable to the 90-Day Average SOFR in a manner that is consistent with industry-accepted practices for the use of such Alternative Rate for debt obligations such as the Subordinated Notes. However, if the Issuer determines, following consultation with the holders of the Subordinated Notes, that there is no clear market consensus as to whether any rate has replaced the 90-Day Average SOFR in customary market usage, the Issuer will use reasonable endeavors to appoint in its sole discretion an independent financial advisor to determine an appropriate substitute reference rate, and the decision of the independent financial advisor will be binding on the Issuer and the holders of the Subordinated Notes. If the Issuer is unable to appoint an independent financial advisor, or the independent financial advisor appointed by it fails to determine an appropriate substitute reference rate, then the Issuer (in consultation with the holders of the Subordinated Notes to the extent practicable) may determine in good faith a substitute reference rate for purposes of determining the rate of interest for the applicable Floating Interest Rate Period; provided, however, that if the Issuer is unable or unwilling to determine a substitute reference rate prior to a Determination Date in accordance with the immediately preceding clause, the rate of interest will be equal to the rate of interest in effect with respect to the immediately preceding Determination Date; provided further, however, that if the Issuer is notified by holders of a majority of the aggregate principal amount of the Subordinated Notes then outstanding within five (5) Business Days after the receipt by all holders of notice of such Alternative Rate selection that such holders reasonably believe that such Alternative Rate is not consistent with the successor for the 90-Day Average SOFR, including any spread adjustments, generally used in quarterly pay floating rate obligations, then the Alternative Rate shall be the rate selected by the holders of a majority of the aggregate principal amount of the Subordinated Notes then outstanding, each using their commercially reasonable judgment in identifying an alternative rate that is consistent with the successor for the 90-Day Average SOFR, including any spread adjustments, generally used in quarterly pay floating rate obligations. In the event the holders of a majority of the aggregate principal amount of the Subordinated Notes then outstanding cannot reach agreement on such Alternative Rate within fifteen (15) Business Days of the Issuer’s notification of its proposed Alternative Rate under this Section, the Alternative Rate shall be the rate identified by the holder of the largest principal amount of Subordinated Notes, selected based on such holder’s commercially reasonable judgment as to an alternative rate that is consistent with the successor for the 90-Day Average SOFR, including any spread adjustments, generally used in quarterly pay floating rate obligations.

(e) “Determination Date” means the second Business Day (as defined below) immediately preceding the first day of the relevant Floating Interest Rate Period.

(f) This Subordinated Note (this “Note”) is issued pursuant to the terms of that certain Subordinated Note Purchase Agreement of even date herewith by and between Issuer and the Noteholder (as may be amended, restated, supplemented or modified from time to time, the “Agreement”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

(g) Any payment of principal of or interest on this Note that would otherwise become due and payable on a day which is not a Business Day shall become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest shall accrue in respect of such payment by reason of such delay. The term “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banks in the Commonwealth of Massachusetts are generally authorized or required by law or executive order to be closed.

(h) All percentages resulting from any calculation of the interest rate on this Note will be rounded to the nearest one hundred-thousandth of a percentage point with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent being rounded upward). Each calculation of the interest rate on this Note by Issuer will (in the absence of manifest error) be final and binding on the Noteholder and Issuer.

2. Subordinated Notes. This Note is one of a duly authorized issue of notes of Issuer designated as the 4.875% Fixed-to-Floating Rate Subordinated Notes due May 1, 2031, and issued by Issuer on or about April 20, 2021 (herein collectively referred to as the “Subordinated Notes”), initially limited in aggregate principal amount to $20,000,000, but subject to being increased as provided in Sections 17 and 19 below.

3. Subordination. The indebtedness of Issuer evidenced by the Subordinated Notes, including the principal and interest on this Note, shall be subordinate and junior in right of payment to the following, whether now outstanding or subsequently created, assumed or incurred (collectively, “Senior Indebtedness”): (a) all indebtedness of Issuer for borrowed money, whether or not evidenced by bonds, debentures, securities, notes or other written instruments; (b) any deferred obligations of Issuer for the payment of the purchase price of property, goods, materials, assets or services purchased or acquired by Issuer and accrued liabilities arising in the ordinary course of business; (c) all obligations, contingent or otherwise, of Issuer in respect of any letters of credit, bankers’ acceptances, security purchase facilities and similar credit transactions; (d) any capital lease obligations of Issuer; (e) all obligations of Issuer in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contacts, commodity contracts and other similar arrangements; (f) any obligation of Issuer to its general creditors, as defined for purposes of the capital adequacy regulations of the Board of Governors of the Federal Reserve System applicable to Issuer, as the same may be amended or modified from time to time (the “Capital Adequacy Regulations”); (g) all obligations of the type referred to in clauses (a) through (f) of other persons for the payment of which Issuer is responsible or liable as obligor, guarantor or otherwise; and (h) all obligations of the types referred to in clauses (a) through (g) of other persons secured by a lien on any property or asset of Issuer; except “Senior Indebtedness” does not include (i) the Subordinated Notes, (ii) any obligation that by its terms is on parity with the Subordinated Notes, (iii) any indebtedness between Issuer and any of its subsidiaries or affiliates or (iv) the Junior Subordinated Indebtedness (as defined below).

In the event of any bankruptcy, insolvency, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to Issuer, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Note. In the event of any such proceeding, liquidation or winding up after payment in full of all sums owing with respect to the Senior Indebtedness, the Noteholders, together with the holders of any obligations of Issuer ranking on a parity with the Subordinated Notes, shall be entitled to be paid from the remaining assets of Issuer the unpaid principal thereof and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any present or future obligations of Issuer ranking junior to the Subordinated Notes (collectively, “Junior Subordinated Indebtedness”), which includes any obligation that by its terms is subordinated to the Subordinated Notes.

If there shall have occurred and be continuing (a) a default in any payment with respect to any Senior Indebtedness or (b) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by Issuer with respect to this Note. Issuer shall provide prompt written notice to the Noteholder upon the occurrence of events described in clauses (a) and (b) of the preceding sentence. The provisions of this paragraph shall not apply to any payment with respect to which the immediately preceding paragraph of this Section 3 would be applicable.

Nothing herein shall act to prohibit, limit or impede Issuer from issuing additional debt of Issuer having the same rank as the Subordinated Notes or which may be junior or senior in rank to the Subordinated Notes. Issuer shall provide prompt written notice to the Noteholder upon the issuance of additional debt of Issuer.

4. Merger and Sale of Assets. Issuer shall not consolidate or merge into another entity or convey, transfer or lease all or substantially all of its properties and assets to any person, unless:

(a) the continuing entity which results from such consolidation or merger, if not Issuer, or the person which acquires by conveyance or transfer or which leases all or substantially all of the properties and assets of Issuer shall be a corporation, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of Issuer to be performed or observed; and

(b) immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

5. Events of Default; Acceleration. The occurrence of any of the following events will constitute an event of default (each an “Event of Default”):

(a) Issuer or any major subsidiary depository institution (as defined for purposes of the Capital Adequacy Regulations, a “Major Subsidiary Depository Institution”) of Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or Issuer shall consent to the appointment of a receiver, liquidator, trustee or other similar official in any liquidation, insolvency or similar proceeding with respect to Issuer or all or substantially all of its property; or

(b) a court or other governmental agency or body having jurisdiction shall enter a decree or order for the appointment of a receiver, liquidator, trustee or other similar official in any liquidation, insolvency or similar proceeding with respect to Issuer or a Major Subsidiary Depository Institution of Issuer or all or substantially all of the property of Issuer or a Major Subsidiary Depository Institution of Issuer, or for the winding up of the affairs or business of Issuer or a Major Subsidiary Depository Institution, and such decree or order shall have remained in force for 60 days after the entry thereof; or

(c) Issuer or a Major Subsidiary Depository Institution of Issuer is notified that it is considered an institution in “troubled condition” within the meaning of 12 U.S.C. Section 1831i and the regulations promulgated thereunder; or

(d) Issuer (i) becomes insolvent or is unable to pay its debts as they mature, (ii) makes an assignment for the benefit of creditors, or (iii) admits in writing its inability to pay its debts as they mature; or

(e) Issuer materially breaches any of the representations, warranties or covenants made by it in the Agreement; or

(f) Issuer fails to make any required payment of principal or interest hereunder or under any of the Subordinated Notes when due and payable (and, in the case of payment of interest, such failure to pay shall have continued for 30 calendar days);

then, in the case of an Event of Default described in the foregoing clauses (a) or (b), unless the principal of this Note already shall have become due and payable, the Noteholder of this Note, by notice in writing to Issuer, may declare the principal amount of, and accrued and unpaid interest to the date of such occurrence on, this Note to be due and payable immediately and, upon any such declaration the same shall become and shall be immediately due and payable. Issuer waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices.

Issuer, within 45 calendar days after the receipt of written notice from the Noteholder or any other holder of the Subordinated Notes of the occurrence of an Event of Default with respect to this Note, shall mail to all the Noteholders, at their addresses shown on the Security Register (as defined in Section 10 below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by Issuer in writing.

6. Failure to Make Payment. In the event of the occurrence of an Event of Default described in Section 5(f), Issuer will, upon demand of the Noteholder, pay to the Noteholder the whole amount then due and payable on this Note for principal and interest (without acceleration), with interest on the overdue principal and interest at the rate borne by this Note, to the extent permitted by applicable law. If Issuer fails to pay such amount upon such demand, the Noteholder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against Issuer and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of Issuer.

During the continuance of such an Event of Default described in Section 5(f), Issuer shall not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Issuer’s capital stock, (b) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of Issuer that rank equal with or junior to the Subordinated Notes, or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Issuer’s common stock, (ii) any declaration of a noncash dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (iii) as a result of a reclassification of Issuer’s capital stock or the exchange or conversion of one class or series of Issuer’s capital stock for another class or series of Issuer’s capital stock, (iv) the purchase of fractional interests in shares of Issuer’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (v) purchases of any class of Issuer’s common stock related to the issuance of common stock or rights under any of Issuer’s benefit plans for Issuer’s directors, officers or employees or any of Issuer’s dividend reinvestment plans.

7. Redemption; Prepayment. Issuer, in its discretion, shall have the right to redeem or prepay any or all of the Subordinated Notes, including this Note, in whole or in part, without premium or penalty, at any time on or after May 1, 2026, and prior to the Maturity Date, but in all cases in a principal amount with integral multiples of $1,000, on any Interest Payment Date at a price of 100% of the principal amount of this Note to be redeemed or prepaid on such date, plus interest accrued and unpaid to the date of redemption or prepayment. If less than the entire amount of the Subordinated Notes is to be redeemed or prepaid, the notice of redemption or prepayment shall state the portion of the principal amount to be redeemed or prepaid and shall state that on and after the date fixed for redemption or prepayment, upon surrender of such Subordinated Note, a new Subordinated Note, having the same terms and conditions of the Subordinated Notes, in principal amount equal to the unpaid portion thereof will be issued.

Issuer shall have the right to redeem or prepay any or all of the Subordinated Notes, including this Note, in whole or in part, without premium or penalty, prior to May 1, 2026 in the event of the occurrence of (i) a Capital Treatment Event (as defined below); (ii) a Tax Event (as defined below); or (iii) an Investment Company Event (as defined below), at a price equal to 100% of the principal amount of this Note to be redeemed or prepaid on such date, plus interest accrued and unpaid to the date of redemption or prepayment. “Capital Treatment Event” means the Issuer’s good faith determination that, as a result of (a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of the Subordinated Notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of the Subordinated Notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the original issue date of the Subordinated Notes, there is more than an insubstantial risk that Issuer will not be entitled to treat the Subordinated Notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable to Issuer, for so long as any Subordinated Notes are outstanding and the parties have complied with the provisions of Section 5.4 of the Agreement. “Tax Event” means the receipt by Issuer of an opinion of counsel to Issuer that as a result of (a) any amendment to, or change (including any final and adopted (or enacted) or prospective amendment or change) in any law or treaty, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein, (b) any judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “Administrative or Judicial Action”), or (c) any amendment to or change in any official position with respect to, or any interpretation of, an Administrative or Judicial Action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, which change or amendment or challenge becomes effective or which pronouncement or challenge is announced on or after the original issue date of the Subordinated Notes, there is more than an insubstantial risk that interest payable by Issuer on the Subordinated Notes is not, or within one hundred twenty (120) days after the receipt of such opinion will not be, deductible by Issuer, in whole or in part, for United States federal income tax purposes. “Investment Company Event” means the receipt by Issuer of an opinion of counsel to Issuer to the effect that there is more than an insubstantial risk that Issuer is or, within one hundred twenty (120) days after the receipt of such opinion will be, required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

In the case of any redemption or prepayment of this Note, Issuer will give the holders of the Subordinated Notes to be redeemed or prepaid notice not less than fifteen (15) or more than sixty (60) calendar days prior to the redemption or prepayment date as to the aggregate principal amount to be redeemed or prepaid. In a case where Issuer is making a redemption or prepayment with respect to the Subordinated Notes in an amount less than the aggregate amount of principal of the Subordinated Notes then outstanding, Issuer shall effect such partial redemption on a pro rata basis; provided that in no case shall any Subordinated Notes held by any parent company or subsidiary of Issuer be deemed to be outstanding.

Any such redemption or prepayment shall be subject to the prior approval of the Board of Governors of the Federal Reserve System (or its designee) or any successor agency to the extent such approval shall then be required by law, regulation or policy.

8. Repayment; Payment Procedures. Issuer shall repay the aggregate principal amount of the Subordinated Notes plus all accrued but unpaid interest thereon in full on the Maturity Date. Payment of the principal and interest payable on the Maturity Date will be made by check, or by wire transfer in immediately available funds to a bank account in the United States designated by the registered Noteholder of this Note if such Noteholder shall have previously provided wire instructions to Issuer, upon presentation and surrender of this Note at the Payment Office (as defined in Section 13 below) or at such other place or places as Issuer shall designate by notice to the registered Noteholders as the Payment Office, provided that this Note is presented to Issuer in time for Issuer to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Maturity Date) shall be made by wire transfer in immediately available funds (if such Noteholder shall have previously provided wire transfer instructions to Issuer) or check mailed to the registered Noteholder as such person’s address appears on the Security Register (as defined below). Interest payable on any Interest Payment Date shall be payable to the Noteholder in whose name this Note is registered at the close of business on the April 15, July 15, October 15 or January 15, as the case may be (whether or not a Business Day), next preceding such Interest Payment Date (such date being referred to herein as the “Regular Record Date”) for such Interest Payment Date, except that interest not paid on the Interest Payment Date, if any, will be paid to the Noteholder in whose name this Note is registered at the close of business on a Special Record Date fixed by Issuer (a “Special Record Date”) notice of which shall be given to the holder not less than 10 calendar days prior to such Special Record Date. (The Regular Record Date and Special Record Date are referred to herein collectively as the “Record Dates”). To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Note, on any amount of principal or interest on this Note not paid when due. All payments on this Note shall be applied first to accrued interest and then the balance, if any, to principal. Protest, notice of protest, presentment and surrender of this Note are hereby waived by Issuer. All payments of principal and interest under the Subordinated Notes shall be paid to the Noteholders pro-rata in proportion to the principal amount of Subordinated Notes held by each Noteholder. In the event any Noteholder receives payments in excess of its pro-rata share of Issuer’s payments to all Noteholders, then such Noteholder shall hold in trust all such excess payments to which the other Noteholders are entitled in accordance with the Note for the benefit of the other Noteholders and shall pay such amounts held in trust to such other Noteholders upon demand by such other Noteholders.

9. Form of Payment. Payments of principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

10. Registration of Transfer; Security Register. Except as otherwise provided herein, this Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by the Noteholder in person, or by his or her attorney duly authorized in writing, at the Payment Office (as defined in Section 13 below). Issuer shall maintain a register providing for the registration of the Subordinated Notes and any exchange or transfer thereof (the “Security Register”). Upon surrender or presentation of this Note for exchange or registration of transfer, Issuer shall execute and deliver in exchange therefor a Subordinated Note or Subordinated Notes in substantially the form hereof of like aggregate principal amount, each in a minimum denomination of $100,000 or any amount in excess thereof which is an integral multiple of $1,000 (and, in the absence of an opinion of counsel satisfactory to Issuer to the contrary, bearing the restrictive legend(s) set forth hereinabove) and that is or are registered in such name or names requested by the Noteholder. Any Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached hereto and incorporated herein, duly executed by the Noteholder or his or her attorney duly authorized in writing, with such tax identification number or other information for each person in whose name a Subordinated Note is to be issued, and accompanied by evidence of compliance with any restrictive legend(s) appearing on such Subordinated Note or Subordinated Notes as Issuer may reasonably request to comply with applicable law. No exchange or registration of transfer of this Note shall be made during the period on or after the 15th day immediately preceding the Maturity Date. This Note is subject to the restrictions on transfer contained in the Agreement, a copy of which is on file with Issuer.

11. Charges and Transfer Taxes. No service charge (other than any cost of delivery) shall be imposed for any exchange or registration of transfer of this Note, but Issuer may require the payment of a sum sufficient to cover any stamp or other tax or governmental fee or charge that may be imposed in connection therewith (or presentation of evidence that such tax, charge or fee has been paid).

12. Ownership. Prior to due presentment of this Note for registration of transfer, Issuer may treat the Noteholder in whose name this Note is registered in the Security Register as the absolute owner of this Note for receiving payments of principal and interest on this Note and for all other purposes whatsoever, whether or not this Note be overdue, and Issuer shall not be affected by any notice to the contrary.

13. Notices. All notices to Issuer under this Note shall be in writing and addressed to Issuer at Western New England Bancorp, Inc., 141 Elm Street, Westfield, MA 01085, Attention: James C. Hagan, President & CEO, or to such other address as Issuer may notify to the Noteholder (the “Payment Office”). All notices to the Noteholders shall be in writing and sent by first-class mail to each Noteholder at his, her or its address as set forth in the Security Register. Any such notice shall be effective upon receipt.

14. Denominations. The Subordinated Notes are issuable only as fully registered Notes without interest coupons in minimum denominations of $100,000 or any amount in excess thereof which is an integral multiple of $1,000.

15. Absolute and Unconditional Obligation of Issuer. No provisions of this Note shall alter or impair the obligation of Issuer, which is absolute and unconditional, to pay the principal and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

16. Waiver and Consent.

(a) Any consent or waiver given by the Noteholder of this Note shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

(b) No delay or omission of the Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

(c) Any insured depository institution which shall be a Noteholder of this Note or which otherwise shall have any beneficial ownership interest in this Note shall, by its acceptance of such Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.

17. Further Issues. Provided that such notes qualify as Tier 2 Capital (as defined in the Agreement), Issuer may, upon prompt written notice to the Noteholder, without the consent of the holders of the Subordinated Notes, create and issue additional notes having the same terms and conditions of the Subordinated Notes (except for the issue date, interest rate, issue price, and maturity date) so that such further notes shall be consolidated and form a single series with the Subordinated Notes. Any such issuance will either be registered or issued pursuant to an exemption from registration under the Securities Act.

18. Governing Law; Interpretation. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles of said state that would result in the application of the laws of another jurisdiction. The jurisdiction, waiver of inconvenient forum, and service of process provisions of Section 7.10 of the Agreement are incorporated by reference herein as if fully set forth herein. This Note is intended to meet the criteria for qualification of the outstanding principal as Tier 2 Capital under the Capital Adequacy Regulations, and the terms hereof shall be interpreted in a manner to satisfy such intent.

19. Priority. The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any insolvency proceeding, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceeding or any liquidation or winding up of Issuer, with all other present or future unsecured subordinated debt obligations of Issuer, except any unsecured subordinated debt that may be expressly stated to be senior to or subordinate to the Subordinated Notes. Any Subordinated Notes held by any parent company or subsidiary of Issuer shall not be deemed to be outstanding.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and attested and its corporate seal to be hereunto affixed.

ATTEST:	WESTERN NEW ENGLAND BANCORP, INC.

By:
Name: Kara L. Wood		Name: James C. Hagan
Title: Administrative Assistant		Title: President & CEO

ASSIGNMENT AGREEMENT

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint ___________ agent to transfer this Note on the books of Issuer. The agent may substitute another to act for him.

Date:	Your Signature: ________________________________________________

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of Issuer and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of Issuer.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by Issuer or any Affiliate of Issuer, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

(1)	☐ acquired for the undersigned’s own account, without transfer; or

(2)	☐ transferred to Issuer; or

(3)	☐ transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐ transferred pursuant to an effective registration statement under the Securities Act; or

(5)	☐ transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6)	☐ transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished a signed letter containing certain representations and agreements; or

(7)	☐ transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, Issuer will refuse to register this Note in the name of any person other than the registered Noteholder thereof; provided, however, that if box (5), (6) or (7) is checked, Issuer may require, prior to registering any such transfer of this Note, in its sole discretion, such legal opinions, certifications and other information as Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Exchange Act.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ___________________